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               GREAT SEAL OF THE STATE OF FLORIDA IN GOD WE TRUST
                           FLORIDA DEPARTMENT OF STATE
                                 Glenda E. Hood
                               Secretary of State

May 13, 2005


THE JACKSON RIVERS COMPANY
402 WEST BROADWAY
400
SAN DIEGO, CA  92101US




Re: Document Number P01000045978

The Articles of Amendment to the Articles of Incorporation of THE JACKSON RIVERS COMPANY, a Florida corporation, were filed on May 12, 2005, effective May 24, 2005.

This document was electronically received and filed under FAX audit number H05000121671.

Should you have any questions regarding this matter, please telephone
(850) 245-6050, the Amendment Filing Section.

Tracy Smith
Document Specialist
Division of Corporations             Letter Number:  205A00034578






      Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

                              Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                           THE JACKSON RIVERS COMPANY
          ----------------------------------------------------------
       (Name of corporation as currently filed with the Florida Dept. of State)


                                   P01000045978
                    --------------------------------------------------
                      (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (if changing):
---------------------------------

--------------------------------------------------------------------------------
(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.") A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s)
-------------------
and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)
                                                         -------------

Article V. as previously amended, is hereby further amended as follows: On 5-
--------------------------------------------------------------------------------
24, 2005 (the "Effective Date"), the authorized, issued and outstanding shares
--------------------------------------------------------------------------------
of the common stock, par value $0.00001 per share (the "Old Common Stock"),
--------------------------------------------------------------------------------
authorized, outstanding or held as treasury shares as of the open of  business
--------------------------------------------------------------------------------
on the Effective Date, shall automatically and without any action on the part of
--------------------------------------------------------------------------------
the holders of the Old Common Stock be forward split on a four for one basis
--------------------------------------------------------------------------------
so that one share of the Old Common Stock shall be converted into and
--------------------------------------------------------------------------------
reconstituted as four shares of Common Stock, par value $0.00001 per share (the
--------------------------------------------------------------------------------
"New Common Stock."). The total number of shares of stock which the Company is
--------------------------------------------------------------------------------
authorized to issue following the Forward Split is 1,010,000,000, of which
--------------------------------------------------------------------------------
10,000,000 shall be common shares, par value $0.00001 per share and
--------------------------------------------------------------------------------
1,000,000,000 shall be preferred shares, par value $0.00001 per share.
--------------------------------------------------------------------------------
                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

The Forward Split will be mandatory exchange.  The Company's stockholders will
--------------------------------------------------------------------------------
be required to surrender stock certificates representing those share remaining
--------------------------------------------------------------------------------
after the close Reverse Split on May 9, 2005, and which were now otherwise
--------------------------------------------------------------------------------
cashed out pursuant to the reverse split, in order to receive
--------------------------------------------------------------------------------
                                  (continued)

The date of each amendment(s) adoption: May 9, 2005
                                        --------------

EFFECTIVE DATE IF APPLICABLE: MAY 24 2005
                  ----------  ------------------------------------------------
                              (no more than 90 days after amendment file date)

ADOPTION OF AMENDMENT(S)     (CHECK ONE)
                             -----------

     [_] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

     [_] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendments(s):

          "The number of votes cast for the amendment(s) was/were sufficient for
          approval by                                          ."
                     ------------------------------------------
                                                 (voting group)

     [X] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

     [_] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 9th       day of May      , 2005
            ----------       ---------  ----

     Signature   /s/ Dennis N Lauzon
                 --------------------------------------------------------------
               (By a director, president or other officer if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

                                      Dennis Lauzon
                         ----------------------------------------
                        (Typed or printed name of person signing)

                                      Chairman / CEO
                         ----------------------------------------
                                (Title of person signing)



                                   FILING FEE: $35


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